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                                                                    Exhibit 99.1


                       AMENDMENT NO. 4 TO RIGHTS AGREEMENT

                  This AMENDMENT NO. 4, dated as of November 19, 2003, is between FOOT LOCKER, INC., a New York corporation (the "Company"), having its principal office at 112 West 34th Street, New York, New York 10120, and THE BANK OF NEW YORK, as successor Rights Agent ("BNY"), having its principal office at One Wall Street, New York, New York 10286.

                  WHEREAS, on January 16, 2002 the Board of Directors of the Company authorized the appointment of BNY as successor transfer agent and registrar to EquiServe Trust Company, N.A. ("EquiServe"), effective March 18, 2002;

                  WHEREAS, on January 16, 2002 the Board of Directors of the Company authorized the assignment to BNY of the Rights Agreement, in effect between the Company and EquiServe dated as of March 11, 1998 and amended as of May 28, 1999 (the "Rights Agreement"), and such assignment became effective as of March 18, 2002;

                  WHEREAS, on November 19, 2003, the Board of Directors of the Company resolved to direct, pursuant to Section 27 of the Rights Agreement, that the Company and the Rights Agent enter into an amendment to the Rights Agreement, the effect of which will be to accelerate the expiration date of the Rights and the termination of the Rights Agreement to January 31, 2004.

                  NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. Section 7(a) of the Rights Agreement is hereby amended to add the following final sentence: "Notwithstanding anything herein to the contrary, the Expiration Date and Final Expiration Date will occur on January 31, 2004, unless the Expiration Date shall have theretofore occurred."

         2. A new Section 35 to the Rights Agreement is hereby added which should read in its entirety: "Upon the occurrence of the Expiration Date and Final Expiration Date on January 31, 2004, this Agreement and the Rights shall terminate and be of no future legal force or effect."






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         3. This Amendment No. 4 shall be deemed effective as of November 19,
2003 as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         4. This Amendment No. 4 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment No. 4 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment No. 4 is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 4 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed as of the date and year first above written.


                                        FOOT LOCKER, INC.


                                        By:/s/ Gary M. Bahler
                                           -------------------------------------
                                           Gary M. Bahler
                                           Senior Vice President,
                                           General Counsel and Secretary


                                        THE BANK OF NEW YORK, as
                                        successor Rights Agent


                                        By:/s/ Edward Timmons
                                           -------------------------------------
                                           Edward Timmons
                                           Vice President